EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Level 8 Systems, Inc. Registration Statement on Form S-8 for the Level 8 Systems, Inc. 2000 Stock Grant Retention Plan, as amended and restated, of our report dated March 17, 1999 relating to the financial statements of Template Software, Inc., which appears in the Annual Report on Form 10-K of Template Software, Inc. for the year ended December 31, 1998.



/s/     PRICEWATERHOUSECOOPERS  LLP

McLean,  Virginia.
December  15,  2000